June 12,2000

                            ASSET PURCHASE AGREEMENT
                                     Between
                                Site HQ, Inc. and
                      Internet Properties Development, Inc.




In conjunction with the agreement, "DOMAIN NAME PURCHASE AGREEMENT Between Site HQ, Inc. and Internet Properties Development, Corp."

Internet Properties Development, Inc., a wholly owned subsidiary of KwikWeb.com, Inc., (the Buyer) and Site HQ, Inc. (the "Seller") also agree that the "Buyer" is purchasing the infrastructure and development assets of the "Seller" including all work to date in the Domain Names and Internet assets described in Exhibit "A" of the "DOMAIN NAME PURCHASE AGREEMENT Between Internet Properties Development, LLC and Internet Properties Development, Corp."

The "Buyer" is also purchasing from the "Seller" all of the office assets for all the properties above referenced and described in the attached Schedule "A" of assets and Schedule "B" of liabilities.

In consideration for the transfer of all of the above described assets, the "`Buyer" agrees to pay the "Seller"

$7000 Seven thousand and no/100 within (thirty) days of today's date, following a reasonable period of due diligence.


Buyer:


/s/ Matthew Hayes
--------------------------------
Internet Properties Development, Inc.
MATTHEW HAYES



Seller:

/s/ H. Page Howe
---------------------------------
Site HQ, Inc.
H.PAGE HOWE